Simmons Company
Reports Fourth Quarter and Full Year 2008 Results

•	Cures SEC Reporting Defaults Under Its 10% Discount Notes

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ATLANTA, June 10, 2009 – Simmons Company (“Company” or “Simmons”), the holding company for Simmons Bedding Company (“Simmons Bedding”), a leading manufacturer of premium-branded bedding products, today released operating results for the quarter and year ended December 27, 2008.

“The economic environment in which we operated in 2008 was a very difficult one, particularly in the fourth quarter, and was highlighted by a significant decline in consumer spending and large increases in raw material costs,” said Simmons President and Chief Operating Officer Stephen F. Fendrich.  “Despite this operating environment we believe our products continued to gain market share as evidenced by the fourth quarter being the 12th consecutive quarter that our year-over-year sales performance was better than that reported by the International Sleep Products Association leading manufacturer reporting sample.”

Mr. Fendrich continued, “In 2008, we took a number of actions to reduce our overhead structure to better position Simmons to address consumer demand, including a significant reduction in selling, general and administrative overhead expenses.  These actions, as well as the closure of two manufacturing facilities in 2008, allowed us to enter 2009 with a lower cost structure. Although we continue to see sales declines versus the comparable period of 2008, I am encouraged by our overall financial performance to date in 2009.”
Results for the Fiscal Quarter Ended December 27, 2008
For the fourth quarter of 2008, net sales decreased 23.8% to $205.5 million compared to $269.6 million for the same period last year.  Domestic segment net sales decreased $53.4 million, or 22.3%, to $185.9 million (includes $3.1 million of inter-segment net sales) compared to the same period of 2007.  The domestic segment sales decline was primarily attributable to a decrease in conventional bedding unit volume of 22.5% which was partially offset by an increase in conventional bedding average unit selling price (“AUSP”) of 0.3%.  Gross profit for the fourth quarter of 2008 was $68.6 million, or 33.4% of net sales, compared to $111.0 million, or 41.2% of net sales, for the same period of 2007.  For the fourth quarter of 2008, Adjusted EBITDA (see the Supplemental Information to this press release) was $16.7 million, or 8.1% of net sales, compared to $35.9 million, or 13.3% of net sales for the same period of 2007.  For the fourth quarter of 2008, Simmons had an operating loss of $552.7 million, which included $547.6 million in non-cash goodwill and trademark impairment charges, compared to operating income of $23.7 million for the same period last year.  The fourth quarter operating loss also includes operational and financial restructuring charges aggregating $8.2 million.  Simmons’s net loss was $487.4 million for the fourth quarter of 2008, compared to net income of $6.2 million for the same period in 2007.

Results for the Fiscal Year Ended December 27, 2008
For 2008, net sales decreased 8.7% to $1,028.7 million compared to $1,126.8 million for 2007.  Domestic segment net sales decreased $94.2 million, or 9.4%, to $908.2 million (includes $7.3 million of inter-segment net sales) in 2008 compared to 2007.  The domestic segment sales decline was primarily attributable to a decrease in conventional bedding unit volume of 14.1% which was partially offset by an increase in conventional bedding AUSP of 5.6%.  Gross profit for 2008 was $379.9 million, or 36.9% of net sales, compared to $450.6 million, or 40.0% of net sales, for 2007.  For the fiscal year of 2008, Adjusted EBITDA was $115.7 million, or 11.3% of net sales, compared to $157.0 million, or 13.9% of net sales, for the same period of 2007.   For 2008, Simmons had an operating loss of $503.7 million, which included $547.6 million in non-cash goodwill and trademark impairment charges, compared to an operating income of $108.3 million for 2007.  The 2008 operating results include operational and financial restructuring costs aggregating $21.3 million.  Simmons had a net loss of $492.2 million for 2008 compared to net income of $23.9 million for 2007.

With the reporting of Simmons’s financial results for the third quarter 2008 and full year 2008 to the Securities and Exchange Commission on June 10, 2009, the Company has cured the defaults under its 10%  Senior Discount Notes.  As previously reported on April 20, 2009, Simmons was in default for not filing its third quarter 2008 Form 10-Q and full year 2008 Form 10-K and had until June 13, 2009 to cure such defaults.

Simmons plans to report its first quarter 2009 results by the end of June 2009.

Status of Financial Restructuring
Simmons recently announced that it has reached agreements with its senior bank lenders and the holders of its $200.0 million 7.875% senior subordinated notes to amend the current forbearance agreements to extend the forbearance periods from May 31, 2009 to June 30, 2009.  Both agreements still include an option to further extend their respective forbearance periods through July 31, 2009 under certain conditions.  “Our lenders and bondholders have repeatedly expressed their confidence in Simmons by extending their forbearance agreements with us,” said Mr. Fendrich.  “Simmons will continue to work with its key stakeholders to implement the restructuring in a manner that maximizes value, preserves its relationships with customers and protects suppliers and other constituents.”

Simmons’s full year 2008 Form 10-K notes certain risk factors and uncertainties associated with the Company’s ongoing financial restructuring. While Simmons recognizes that these risks are inherent to a restructuring process, the business continues to operate normally and without interruption.1 As of May 30, 2009 the Company had cash on hand of $57.3 million.  Mr. Fendrich stated, "As we make progress in our restructuring, Simmons continues to perform with innovations in all aspects of our business and an offering of a full complement of industry-leading bedding products to our customers."

About Simmons Company
Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™, BeautySleep® and Deep Sleep®. Simmons Bedding Company operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties.  Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world.  For more information, visit the Company's website at www.simmons.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect our current views about future events and financial performance.  Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements.  The forward-looking statements in this report speak only as of the date of this report.  These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them.  However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations.  These factors include, but are not limited to: (i) compliance with covenants in, and any defaults under, our debt agreements or instruments; (ii) our ability to (a) comply with the terms of the forbearance agreements, including meeting certain conditions contained therein that require continued progress in our restructuring efforts, (b) obtain further extensions to the forbearance periods, or (c) develop and implement a restructuring on acceptable terms, on a timely basis or at all; (iii) compliance by the lenders and note holders with the terms of the forbearance agreements; (iv) increased cost of credit and associated fees resulting from the forbearance extensions and any waiver or modification of the senior credit facility by the lenders or any waiver or modification of the Subordinated Notes or other indebtedness; (v) Simmons Bedding being required to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants thereunder or otherwise being in default under its debt which could in turn result in a default under the indebtedness of Simmons Bedding, Simmons Company or Simmons Holdco or could result in a bankruptcy filing by or against us or any of our affiliates and have an adverse impact the value of our and our affiliate’s debt and equity securities; (vi) the potential adverse impact of any restructuring or any related pre-arranged or voluntary bankruptcy filing on our business, financial condition, liquidity, results of operations and the value of our and our affiliate’s debt and equity securities; (vii) interest rate and credit market risks; (viii) competitive pressures in the bedding industry; (ix) general economic and industry conditions; (x) the success of our new products and the future costs to rollout such products; (xi) legal and regulatory requirements; (xii) our relationships with and viability of our suppliers, significant customers and licensees; (xiii) fluctuations in our costs of raw materials and energy prices; (xiv) our ability to hold or increase prices on our products and the related effect on our unit sales; (xv) an increase in our return rates and warranty claims; (xvi) our labor relations; (xvii) encroachments on our intellectual property; (xviii) our product liability claims; (xix) our level of indebtedness; (xx) foreign currency exchange rate risks; (xxi) our future acquisitions; (xxii) our ability to achieve the expected benefits from any personnel realignments; (xxiii) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxiv) our ability to maintain sufficient liquidity to operate its business; and (xxv) other risks and factors identified from time to time in our reports filed with the Securities Exchange Commission..  We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

-tables follow-

1 Given Simmons’ defaults on its debt covenants and other factors as discussed more fully in the footnotes to the financial statements, Simmons’ independent registered public accounting firm has, as expected, included an explanatory paragraph in their audit report for the fiscal year ended December 27, 2008, expressing substantial doubt about Simmons’ ability to continue as a going concern.  Simmons is seeking to implement a financial restructuring to resolve the defaults on its debt covenants.

Simmons Company and Subsidiaries
Condensed Historical Consolidated Statements of Operations
(in thousands)

	Quarters Ended		Year Ended

	December 27,	December 29,	December 27,	December 29,
	2008	2007	2008 *	2007 *
Net sales	$205,498	$269,572	$1,028,700	$1,126,841
Cost of products sold	136,917	158,541	648,804	676,255
Gross profit	68,581	111,031	379,896	450,586

Operating expenses:
Selling, general and administrative expenses	72,150	87,993	328,928	346,252
Goodwill impairments	303,885	-	303,885	-
Trademark impairments	243,672	-	243,672	-
Restructuring charges	2,619	-	10,248	-
Amortization of intangibles	1,547	1,595	6,304	6,146
Licensing revenues	(2,561)	(2,264)	(9,499)	(10,085)
	621,312	87,324	883,538	342,313
Operating income (loss)	(552,731)	23,707	(503,642)	108,273
Interest expense	19,860	18,175	73,479	76,182
Interest income	(58)	(200)	(402)	(521)
Income (loss) before income taxes	(572,533)	5,732	(576,719)	32,612
Income tax expense (benefit)	(85,094)	(482)	(84,508)	8,663
Net income (loss)	$(487,439)	$6,214	$(492,211)	$23,949

Adjusted EBITDA (a)	$16,742	$35,869	$115,735	$156,967

* Derived from the Company's audited consolidated financial statements
See Notes to Condensed Historical Financial Data.

Simmons Company and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 27,		December 29,
	2008	*	2007	*
Assets
Current assets:
Cash and cash equivalents	$54,930		$27,520
Accounts receivable, net	95,932		119,984
Inventories	31,838		35,207
Other current assets	34,786		25,281
Total current assets	217,486		207,992

Property, plant and equipment, net	86,492		87,449
Goodwill, net	228,325		540,126
Intangible assets, net	340,471		604,547
Other assets	18,023		37,539
Total assets	$890,797		$1,477,653

Liabilities and Stockholder's Equity
Current liabilities:
Current maturities of debt	$975,152		$772
Accounts payable	50,064		72,484
Accrued expenses	77,997		96,366
Total current liabilities	1,103,213		169,622

Long-term debt	13,036		900,716
Deferred income taxes	98,761		190,321
Other non-current liabilities	38,114		28,842
Total liabilities	1,253,124		1,289,501

Stockholder's equity (deficit)	(362,327)		188,152
Total liabilities and stockholder's equity (deficit)	$890,797		$1,477,653

* Derived from the Company's audited consolidated financial statements
See Notes to Condensed Historical Financial Data.

Simmons Company and Subsidiaries
Notes to Unaudited Condensed Historical Financial Data

a)  Adjusted EBITDA (as defined in Simmons Bedding's senior credit facility) differs from the term "EBITDA" as it is commonly used.  In addition to adjusting net income (loss) to exclude interest expense, income taxes, depreciation and amortization and impairment charges, Adjusted EBITDA as we interpret the definition also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, reorganization expenses, ERP system implementation costs and other unusual or non-recurring charges or credits.  In addition, Adjusted EBITDA, as defined, includes the pro forma effect of business acquisitions and dispositions including synergies.  Adjusted EBITDA is presented because it is a material component of the covenants contained within Simmons Bedding's credit agreements and a measure used by management to determine operating performance.  Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by accounting principles generally accepted in the United States and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.  Below is a reconciliation of net income (loss) to Adjusted EBITDA:

	Quarters Ended		Year Ended
	December 27,	December 29,	December 27,	December 29,
	2008	2007	2008	2007
Net income (loss)	$(487,439)	$6,214	$(492,211)	$23,949
Depreciation and amortization	9,213	8,408	39,855	30,625
Goodwill impairments	303,885	-	303,885	-
Trademark impairments	243,672	-	243,672	-
Income tax expense (benefit)	(85,094)	(482)	(84,508)	8,663
Interest expense	19,860	18,175	73,479	76,182

EBITDA	4,097	32,315	84,172	139,419

Restructuring charges	2,619	-	10,248	-
Operational reorganization charges	758	434	6,165	2,430
Financial reorganization charges	4,859	-	4,859	-
Product regulatory compliance	2,266	277	2,774	2,260
ERP system implementation costs	240	690	2,016	1,575
Management fees	488	235	1,840	1,675
Transaction related expenditures including integration costs	475	1,212	1,441	4,602
Loss (gain) on foreign currency transactions	1,864	(1,344)	991	(591)
Non-recurring professional service fees	(59)	695	500	3,062
Other	(865)	1,355	729	2,535

Adjusted EBITDA	$16,742	$35,869	$115,735	$156,967